As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-235866

Registration No. 333-217664

Registration No. 333-183205

Registration No. 333-179935

Registration No. 333-118361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235866

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217664

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183205

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179935

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118361

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Cedar Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2529 Virginia Beach Blvd.

Virginia Beach, VA, 23452

(757) 627-9088

(Address of principal executive offices)

Cedar Realty Trust, Inc. 2017 Stock Incentive Plan

2012 Stock Incentive Plan

2004 Stock Incentive Plan

1998 Stock Option Plan

(Full Titles of the Plans)

M. Andrew Franklin

Chief Executive Officer and President

Cedar Realty Trust, Inc.

2529 Virginia Beach Blvd.

Virginia Beach, VA 23452

(Name and address of Agent for Service)

Telephone: (757) 627-9088

(Telephone number, including area code, of agent of service)

Copies to:

David E. Brown, Jr.

Alston & Bird LLP

950 F St. NW

Washington, D.C. 20004

Telephone: (202) 239-3345

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Deregistration of Securities

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Cedar Realty Trust, Inc., a Maryland corporation (“Cedar”), deregister all shares of Cedar’s common stock, par value $.06 per share (the “Shares”), that remain unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by Cedar with the U.S. Securities and Exchange Commission (the “Commission”):

●	Registration Statement on Form S-8 (No. 333-235866) filed with the Commission on January 9, 2020, registering an aggregate of 2,000,000 Shares issuable under Cedar’s 2017 Stock Incentive Plan;

●	Registration Statement on Form S-8 (No. 333-217664) filed with the Commission on May 4, 2017, registering an aggregate of 4,000,000 Shares issuable under Cedar’s 2017 Stock Incentive Plan;

●	Registration Statement on Form S-8 (333-183205) filed with the Commission on August 10, 2012, registering an aggregate of 4,500,000 Shares issuable under Cedar’s 2012 Stock Incentive Plan;

●	Registration Statement on Form S-8 (333-179935) filed with the Commission on March 6, 2012, registering an aggregate of 4,850,000 Shares issuable under Cedar’s 2004 Stock Incentive Plan; and

●	Registration Statement on Form S-8 (333-118361) filed with the Commission on August 19, 2004, registering an aggregate of 2,750,000 Shares issuable under Cedar’s 1998 Stock Option Plan and 2004 Stock Incentive Plan.

On August 22, 2022, pursuant to the Agreement and Plan of Merger (the “Merger”), dated as of March 2, 2022, as amended, by and among Cedar, Wheeler Real Estate Investment Trust, Inc. (“Wheeler”), WHLR Merger Sub Inc., WHLR OP Merger Sub LLC, and Cedar Realty Trust Partnership, L.P., Cedar became a wholly owned subsidiary of Wheeler.

In connection with the consummation of the Merger, Cedar has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by Cedar in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, Cedar hereby removes from registration all securities registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Cedar certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on August 26, 2022.

Cedar Realty Trust, Inc.

By:	/s/ M. Andrew Franklin
M. Andrew Franklin
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ M. Andrew Franklin	Chief Executive Officer, President and Director	August 26, 2022
	M. Andrew Franklin	(principal executive officer)

By:	/s/ Crystal Plum	Chief Financial Officer, Treasurer, Secretary and	August 26, 2022
	Crystal Plum	Director (principal financial and accounting officer)

By:	/s/ Kerry G. Campbell	Director	August 26, 2022
Kerry G. Campbell

By:	/s/ E.J. Borrack	Director	August 26, 2022
E.J. Borrack

By:	/s/ Paula J. Poskon	Director	August 26, 2022
Paula J. Poskon

2